Exhibit 5.1

November 30, 2023

Las Vegas Sands Corp.

5420 South Durango Drive

Las Vegas, Nevada 89113

Re: Las Vegas Sands Corp. – Secondary Offering of Common Stock

Ladies and Gentlemen:

I am Executive Vice President, Global General Counsel and Secretary of Las Vegas Sands Corp., a Nevada corporation (the “Company”), and have represented the Company in connection with the Underwriting Agreement, dated November 28, 2023 (the “Underwriting Agreement”), among the Company, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several Underwriters (the “Underwriters”), and Dr. Miriam Adelson and The Miriam Adelson Trust (the “Selling Stockholders”), relating to the sale by the Selling Stockholders to the Underwriters of an aggregate 46,264,168 shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, I have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-275303) of the Company relating to Common Stock and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2023 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated November 3, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated November 28, 2023 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Las Vegas Sands Corp.

November 30, 2023

(d) the prospectus supplement, dated November 28, 2023 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement;

(f) a copy of the Certificate of Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of Nevada;

(g) a copy of the Second Amended and Restated By-Laws of the Company, as further amended by the Amendments to the Amended and Restated By-Laws of the Company, in effect as of the date hereof; and

(h) a copy of certain resolutions of the Board of Directors of the Company adopted on November 8, 2004, December 13, 2004 and November 10, 2008 related to the issuance of the Securities, and November 21, 2023 related to the sale of Securities by the Selling Stockholders, certified pursuant to the Secretary’s Certificate.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

I do not express any opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Nevada.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that the issuance of the Securities have been duly authorized by all requisite corporate action on the part of the Company under the laws of the State of Nevada and have been validly issued and are fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. I also hereby consent to the use of my name

Las Vegas Sands Corp.

November 30, 2023

under the heading “Legal Matters” in the Prospectus. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ D. Zachary Hudson
D. Zachary Hudson
Executive Vice President, Global General Counsel and Secretary
Las Vegas Sands Corp.

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